Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1750 ext. 604	Tel: (503) 454-1750 ext. 594
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Conference Call at 2 p.m. PDT, October 16, 2003 — Pixelworks will host a conference call at 2 p.m. PDT, October 16, 2003, which can be accessed at (719) 457-2728 and using pass code 381358. The Web broadcast can be accessed by visiting the Investor Relations section at www.pixelworks.com. For those unable to listen to the live Web broadcast, the Web broadcast will be archived through November 16, 2003. A replay of the conference call will also be available through October 19, 2003, and can be accessed by calling (719) 457-0820 using pass code 381358.

Pixelworks Reports Third Quarter 2003 Financial Results;
Strong Growth In Advanced TV Business Leads To Record Revenue

•           Record revenue of $35.5 million increased 32 percent from $26.9 million in the third quarter of 2002, and was up 9 percent sequentially

•           Advanced television revenue increased 113 percent year-over-year; Projector revenue increased 20 percent year-over-year; Monitor revenue increased 1 percent year-over-year

Tualatin, Ore., October 16, 2003 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip ICs for the advanced display industry, today announced financial results for the third quarter ended September 30, 2003.

Revenue for the third quarter of 2003 was $35.5 million, a 32 percent increase over revenue of $26.9 million in the third quarter of 2002 and a 9 percent increase from $32.6 million in the second quarter of 2003.

“The highlight again this quarter was advanced televisions, where revenues increased a better-than-expected 45 percent sequentially and 113 percent year-over-year,” said Allen Alley, President, CEO, and Chairman of Pixelworks.  “Advanced television revenues of $11.7 million represented 33 percent of third quarter revenue, up from 25 percent in the second quarter.  Total revenue for the quarter came in at the high end of our outlook with the strength in

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advanced television revenues, coupled with a healthy increase in projector revenues, more than offsetting weakness in LCD monitor business.”

Alley added: “At a more strategic level, we recently implemented a restructuring designed to further strengthen and focus our efforts aimed at the rapidly growing advanced television market.  Through this restructuring, we seek to capitalize on the competitive design and technology advantages we have built over the past seven years to pursue this emerging, high growth market without increasing our overall operating expense structure. Specifically this restructuring included:

•           Focusing on our newly introduced advanced television products, which resulted in a $3.9 million charge in the third quarter for the write-off of certain assets related to discontinued product development efforts.

•           Reorganizing resources that will result in a charge of approximately $900,000 in the fourth quarter for severance expenses.

“Additionally, in the third quarter we made a $10 million investment in SMIC, a leading foundry located in Shanghai, China, to obtain access to advanced foundry technology and capacity close to our customer base in China.  We also are accelerating investment in our China operations, which includes plans to establish a new IC design center in Shanghai,” he said.

“Taking these actions at this time will strengthen our products and our company and enhance our leadership position in the advanced television business,” concluded Alley.

 Net loss in accordance with accounting principles generally accepted in the United States of America (GAAP) in the third quarter of 2003 was ($4.1) million, or ($0.09) per share.  This compared to a net loss of ($19.0) million, or ($0.44) per share, in the third quarter of 2002 and net income of $420,000, or $0.01 per diluted share, in the second quarter of 2003.  Included in the current quarter’s GAAP results were $6.0 million in expenses related to the terminated merger with Genesis Microchip, $3.9 million in restructuring expense, and an aggregate $400,000 in non-cash charges for amortization of acquired developed technology and amortization of deferred stock-based compensation and assembled workforce.  Additionally, the tax provision in the third quarter included a one-time charge of $1.0 million that resulted from a change in the valuation allowance of tax assets that is related to the implementation of a research and development contract with the Company’s subsidiary in Canada.

Pro forma net income* for the third quarter of 2003 was $801,000, or $0.02 per diluted share, which compared to pro forma net income of $2.0 million, or $0.04 per diluted share, in

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the third quarter of 2002 and pro forma net income of $1.8 million, or $0.04 per diluted share, in the second quarter of 2003.  Pro forma net income in the current quarter was reduced by approximately $1.5 million, or $0.03 per diluted share, as a result of two large tax expense adjustments: 1) the one-time $1.0 million tax expense noted above, and 2) incremental tax expense of $457,000 representing additional tax in the current quarter to bring the pro forma effective tax rate through the third quarter in line with the new expected tax rate of 37 percent for the full year (excluding the $1.0 million one-time adjustment).

Total pro forma tax expense in the third quarter, including the two adjustments totaling $1.5 million noted above, was $2.8 million, or 78 percent of pro forma income before taxes.  The pro forma effective tax rate for the fourth quarter is expected to decrease to approximately 37 percent of pro forma income before taxes.

A detailed reconciliation between pro forma and GAAP net income (loss) is included with the attached financial statements.

*Pro forma net income (loss), which differs from net income (loss) in accordance with accounting principles generally accepted in the United States of America (GAAP), excludes merger-related and restructuring expenses, and non-cash charges for amortization of purchased developed technology, in-process research and development expense, and amortization of deferred stock-based compensation and assembled workforce.  A detailed reconciliation between pro forma and GAAP net income (loss) is included with the attached financial statements.

Business Outlook for Fourth Quarter 2003

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after September 30, 2003.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material.  The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

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Due to very uncertain and unpredictable economic conditions, it is particularly difficult to predict product demand and other related matters.

The Company estimates earnings per share in the fourth quarter will be $0.03 to $0.04 on a GAAP basis and $0.06 to $0.07 on a pro forma basis, based on the following estimates:

•           Revenue of $37.0 to $38.5 million, a year-over-year increase of 27 to 32 percent. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the Company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, and advanced television markets, levels of inventory at distributors and customers, and increased supply of products from the Company’s third party foundries.

•           GAAP gross profit margin of 42.5 to 43.5 percent. Pro forma gross profit margin, which excludes an estimated $132,000 in non-cash expense for the amortization of acquired developed technology, of 42.8 to 43.8 percent. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

•           R&D and SG&A expenses, combined, of $11.6 million to $12.0 million.

•           One-time severance-related restructuring expense of approximately $900,000 (excluded for pro forma reporting purposes).

•           Non-cash expenses for the amortization of deferred stock-based compensation and assembled workforce of $100,000 (excluded for pro forma reporting purposes).

•           Interest income of approximately $200,000.

•           Tax provision on a GAAP basis of approximately 50 percent of income before taxes ($1.6 to $2.0 million based on the projected range of GAAP income before income tax).  Tax provision on a pro forma basis of approximately 37 percent of pro forma income before taxes ($1.6 to $1.9 million based on the projected range of pro forma income before income tax).  The projected tax rates, both on a GAAP and pro forma basis, can vary significantly from forecasted rates because the tax rates are highly sensitive to changes in the level of profitability, among other factors.

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About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip ICs for the advanced display market.  Pixelworks’ solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets, including flat-panel monitors, digital televisions and multimedia projectors.  Our broad IC product line is used by the world’s leading manufacturers of consumer electronics and computer display products to enhance image quality and ease of use.  For more information, please visit the Company’s Web site at www.pixelworks.com.

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Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements by Allen Alley and the statements in the Business Outlook For Fourth Quarter 2003 above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized.  The forward-looking statements contained in this press release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenue	$35,516	$26,862	$100,080	$73,512
Cost of revenue (1)	20,453	13,653	55,625	36,463
Gross profit	15,063	13,209	44,455	37,049

Operating expenses:
Research and development	5,704	6,463	18,048	17,190
Selling, general and administrative	6,135	5,232	18,269	16,259
Merger related expenses	5,971	—	8,948	—
Restructuring	3,927	—	3,927	—
In-process research and development	—	20,142	—	24,342
Amortization of deferred stock-based compensation and assembled workforce	268	670	1,141	1,862
Total operating expenses	22,005	32,507	50,333	59,653
Loss from operations	(6,942)	(19,298)	(5,878)	(22,604)

Interest income, net	247	542	927	1,780
Loss before income taxes	(6,695)	(18,756)	(4,951)	(20,824)

Provision for (recovery of) income taxes	(2,554)	229	(1,478)	707

Net loss	$(4,141)	$(18,985)	$(3,473)	$(21,531)

Basic and diluted net loss per share	$(0.09)	$(0.44)	$(0.08)	$(0.50)

Basic and diluted weighted average shares outstanding	45,374	43,492	45,196	42,909

(1)  Includes amortization of acquired developed technology of $132 for each of the three months ended September 30, 2003 and 2002, and $396 and $352 for the nine months ended September 30, 2003 and 2002, respectively.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenue	$35,516	$26,862	$100,080	$73,512
Cost of revenue	20,321	13,521	55,229	36,111
Pro forma gross profit	15,195	13,341	44,851	37,401

Operating expenses:
Research and development	5,704	6,463	18,048	17,190
Selling, general and administrative	6,135	5,232	18,269	16,259
Total operating expenses	11,839	11,695	36,317	33,449
Pro forma income from operations	3,356	1,646	8,534	3,952

Interest income, net	247	542	927	1,780
Pro forma income before income taxes	3,603	2,188	9,461	5,732

Provision for income taxes	2,802	229	4,496	707

Pro forma net income	$801	$1,959	$4,965	$5,025

Pro forma net income per share:
Basic	$0.02	$0.05	$0.11	$0.12
Diluted	$0.02	$0.04	$0.11	$0.11

Weighted average shares outstanding:
Basic	45,374	43,492	45,196	42,909
Diluted	46,660	44,714	46,454	44,394

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with accounting principles generally accepted in the United States of America (GAAP).  Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2003				Three Months Ended September 30, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$35,516	$—		$35,516	$26,862	$—		$26,862
Cost of revenue	20,453	(132	)(1)	20,321	13,653	(132	)(1)	13,521
Gross profit	15,063	132		15,195	13,209	132		13,341

Operating expenses:
Research and development	5,704	—		5,704	6,463	—		6,463
Selling, general and administrative	6,135	—		6,135	5,232	—		5,232
Merger related expenses	5,971	(5,971	)(2)	—	—	—		—
Restructuring	3,927	(3,927	)(3)	—	—	—		—
In-process research and development	—	—		—	20,142	(20,142	)(4)	—
Amortization of deferred stock-based compensation and assembled workforce	268	(268	)(5)	—	670	(670	)(5)	—
Total operating expenses	22,005	(10,166)		11,839	32,507	(20,812)		11,695
Income (loss) from operations	(6,942)	10,298		3,356	(19,298)	20,944		1,646

Interest income, net	247	—		247	542	—		542
Income (loss) before income taxes	(6,695)	10,298		3,603	(18,756)	20,944		2,188

Provision for (recovery of) income taxes	(2,554)	5,356	(6)	2,802	229	—		229

Net income (loss)	$(4,141)	$4,942		$801	$(18,985)	$20,944		$1,959

Net income (loss) per share
Basic	$(0.09)			$0.02	$(0.44)			$0.05
Diluted	$(0.09)			$0.02	$(0.44)			$0.04

Weighted average shares outstanding
Basic	45,374			45,374	43,492			43,492
Diluted	45,374			46,660	43,492			44,714

(1)          Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.

(2)          Expenses related to the proposed merger with Genesis Microchip which was terminated August 5, 2003.

(3)          A one-time write-off of assets associated with corporate restructuring.

(4)          A one-time, non-cash expense for the value assigned to an acquired company’s existing research and development projects at time of acquisition.

(5)          Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies, plus non-cash expense associated with amortization of the intangible assembled workforce asset recorded in connection with the Jaldi Semiconductor asset acquisition.

(6)          Adjustment to record the tax effect of pro forma expense adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30, 2003				Nine Months Ended September 30, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$100,080	$—		$100,080	$73,512	$—		$73,512
Cost of revenue	55,625	(396	)(1)	55,229	36,463	(352	)(1)	36,111
Gross profit	44,455	396		44,851	37,049	352		37,401

Operating expenses:
Research and development	18,048	—		18,048	17,190	—		17,190
Selling, general and administrative	18,269	—		18,269	16,259	—		16,259
Merger related expenses	8,948	(8,948	)(2)	—	—	—		—
Restructuring	3,927	(3,927	)(3)	—	—	—		—
In-process research and development	—	—		—	24,342	(24,342	)(4)	—
Amortization of deferred stock-based compensation and assembled workforce	1,141	(1,141	)(5)	—	1,862	(1,862	)(5)	—
Total operating expenses	50,333	(14,016)		36,317	59,653	(26,204)		33,449
Income (loss) from operations	(5,878)	14,412		8,534	(22,604)	26,556		3,952

Interest income, net	927	—		927	1,780	—		1,780
Income (loss) before income taxes	(4,951)	14,412		9,461	(20,824)	26,556		5,732

Provision for (recovery of) income taxes	(1,478)	5,974	(6)	4,496	707	—		707

Net income (loss)	$(3,473)	$8,438		$4,965	$(21,531)	$26,556		$5,025

Net income (loss) per share:
Basic	$(0.08)			$0.11	$(0.50)			$0.12
Diluted	$(0.08)			$0.11	$(0.50)			$0.11

Weighted average shares outstanding:
Basic	45,196			45,196	42,909			42,909
Diluted	45,196			46,454	42,909			44,394

(1)      Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.

(2)  Expenses related to the proposed merger with Genesis Microchip which was terminated August 5, 2003.

(3)  A one-time write-off of assets associated with corporate restructuring.

(4)      A one-time, non-cash expense for the value assigned to an acquired company’s existing research and development projects at time of acquisition.

(5)      Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies, plus non-cash expense associated with amortization of the intangible assembled workforce asset recorded in connection with the Jaldi Semiconductor asset acquisition.

(6)  Adjustment to record the tax effect of pro forma expense adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$62,072	$62,152
Short-term marketable securities	15,743	24,915
Accounts receivable, net	10,600	10,421
Inventories, net	11,288	6,788
Prepaid expenses and other current assets	7,304	3,896
Total current assets	107,007	108,172

Long-term marketable securities	14,432	14,500
Property and equipment, net	7,196	9,073
Goodwill	82,548	82,548
Acquired intangible assets	3,789	5,882
Other assets, net	14,948	7,037
Total assets	$229,920	$227,212

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,382	$5,084
Accrued liabilities and current portion of long-term debt	8,262	7,312
Total current liabilities	15,644	12,396

Deferred tax liability	513	—

Shareholders’ equity	213,763	214,816
Total liabilities and shareholders’ equity	$229,920	$227,212